Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350 (AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002)

         In connection with the annual report of The Quantum Group, Inc.(the "Company") on Amendment No. 1 to Form 10-KSB for the year ending October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Noel J. Guillama, Chief Executive Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     A signed original of this written statement required by Section 906 has been provided to The Quantum Group, Inc. and will be retained by The Quantum Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Signed on February 23, 2005



/s/ NOEL J. GUILLAMA
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NOEL J. GUILLAMA
Chief Executive Officer of The Quantum Group, Inc.